SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004

American Medical Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19195	38-2905258
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Bear Lane
Corpus Christi, TX 78405

(Address of principal executive offices)

Registrant’s telephone number, including area code: (361) 289-1145

Not Applicable

(Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 3, 2004, the Company sold 307,500 shares of Common Stock of Biolase Technology, Inc. (“Biolase”) to Needham & Company, Inc., as representative of the several underwriters involved in the sale of Biolase common stock to the public.  The Biolase stock was sold to the underwriters at a gross price of $18.50 and a net price of $17.34 per share (after deducting underwriting discounts), and the Company received aggregate net proceeds of $5.3 million in the sale.  The shares of Biolase stock were acquired by the Company as partial compensation in the sale of assets to Biolase pursuant to the Asset Purchase Agreement between the Company and Biolase dated May 12, 2003, as reported in the Form 10-Q of the Company filed on May 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2004	AMERICAN MEDICAL TECHNOLOGIES, INC.

	By:	/s/ROGER W. DARTT
Roger W. Dartt
Chief Executive Officer